Exhibit 10.38

QBD(QS-IP)Limited

PO Box 1075, Elizabeth House, 9 Castle Street, St Helier,

Jersey JE4 2PQ Channel Islands

March 28, 2016

The Technology Partnership plc

Melbourn Science Park,

Melbourn,

Hertfordshire  SG8 6EE

United Kingdom

Attention:  Dr. Sam Hyde, Managing Director

Dear Sirs,

I write with reference to the Intellectual Property Rights Agreement made between The Technology Partnership plc (“TTP”) and QBD (QSIP) Limited (“QBD-IP”) made on March 4, 2014 (the “IPR Agreement”).  This letter records certain amendments to the IPR Agreement that we have agreed. By signing this letter I am agreeing to the revised terms set out in it on behalf of QBD-IP. If you agree these terms, please print and sign the PDF in the space provided and email it back to me.

We have agreed that the IPR Agreement shall be amended as follows:

1.

Under Section 2.11.2 the payment of USD$[***] due from QBD-IP to TTP on March 31, 2016 shall be deferred until the earlier of March 31, 2017 or 30 days following receipt of the first milestone payment from Ortho-Clinical Diagnostics, Inc. under our agreement with them dated January 29, 2015.

This amendment is made subject to all other provisions of the IPR Agreement.

Yours Sincerely,

/s/ Paul Cowan

Paul Cowan

Chairman and CEO

QBD (QS-IP) Limited

Agreed by Dr. Sam Hyde, Managing Director, for and on behalf of The Technology Partnership plc.

/s/ Sam Hyde

……………………………………………

[***] CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION